Exhibit 99.4

Generation Income Properties Inc.

Overview to Unaudited Pro Forma Consolidated Financial Statements

On August 23, 2024, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), completed the acquisition of a 30,465 square-foot, single-tenant retail property in Ames, Iowa (the “Ames Property”). The acquisition was made by GIPIA 1220 S Duff Avenue, LLC, a Delaware limited liability company and single-purpose subsidiary of the Operating Partnership that was formed for the purpose of effecting the acquisition (the “Iowa SPE”). The Operating Partnership, through the Iowa SPE, purchased the Property pursuant to a Purchase and Sale Agreement, dated June 13, 2024, between the Operating Partnership and Duff Daniels, LLC, an Iowa limited liability company, Westbrook Daniels, LLC, an Iowa limited liability company, and Westbrook Wolf, LLC, an Iowa limited liability company (collectively, the “Seller”), at a purchase price of approximately $5.5 million, excluding transaction costs (as amended, the “Ames Purchase and Sale Agreement”). Pursuant to an Assignment and Assumption of Purchase and Sale Agreement, effective as of August 23, 2024 (the “Ames Assignment Agreement”), the Operating Partnership assigned, and the Iowa SPE assumed, all of the Operating Partnership’s right, title and interest in and under the Ames Purchase and Sale Agreement, giving the Iowa SPE the right to acquire the Ames Property pursuant to the Ames Purchase and Sale Agreement. The Seller is not an affiliate of the Company or the Operating Partnership. The purchase price of the Ames Property and related transaction costs were funded using preferred equity of the Iowa SPE of approximately $3,080,000 purchased by JCWC Funding, LLC, a third-party investor (“JCWC”), and approximately $2,495,000 of debt financing from Valley National Bank (“Valley”).

The Ames Property is 100% leased to Best Buy Stores, L.P., a Virginia limited partnership, pursuant to a triple net lease agreement, dated December 20, 2004 (as amended, the “Ames Lease”). The term of the Ames Lease commenced on December 20, 2004, and originally ended on December 19, 2019. The first extended lease term of the Ames Lease commenced on December 19, 2019, and ends on March 31, 2025. The second extended lease term of the Ames Lease commences on April 1, 2025, and ends on March 31, 2030, with two options to renew for a five-year term. Under the Ames Lease, Best Buy Stores, L.P. is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures, in addition to base rent. In connection with the acquisition of the Ames Property, the Iowa SPE entered into an Assignment and Assumption of Lease, Security Deposit and Guaranty (“Assignment and Assumption of Ames Lease”) with the Seller, dated August 23, 2024, pursuant to which the Seller assigned, and the Iowa SPE assumed, all of the Seller’s rights and obligations under the Ames Lease.

The accompanying unaudited pro forma consolidated financial statements have been derived from the Company's historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2023 is presented to reflect pro forma adjustments as if the Company’s acquisition on August 23, 2024 of the Ames Property was completed on January 1, 2023. The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2023 and for the six months ended June 30, 2024, are presented as if the acquisition of the Ames Property on August 23, 2024 was completed on January 1, 2023. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction and (2) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of June 30, 2024, assuming the transaction and adjustments reflected therein had been consummated on January 1, 2023, and what our actual consolidated results of operations would have been for the twelve months ended December 31, 2023 or for the six months ended June 30, 2024, assuming the transaction and adjustments reflected therein had been completed on January 1, 2023, and additionally are not indicative of our consolidated future financial condition, results of operations, or cash flows, and should not be viewed as indicative of our future consolidated financial condition, results of operations, or cash flows.

The following unaudited pro forma consolidated financial statements should be read in conjunction with our historical audited consolidated financial statements as of December 31, 2023 included in our Annual Report on Form 10-K filed on April 8, 2024, our historical unaudited financial statements as of June 30, 2024 included in our Quarterly Report on Form 10-Q filed on August 15, 2024, the “Cautionary Note Regarding Forward-Looking Statements” contained in those filings, and the “Risk Factors” sections contained in those filings.

Generation Income Properties Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2024

	Historical	Pro Forma Adjustments		Pro Forma
	(unaudited) (a)	(unaudited)		(unaudited)
Assets
Investments in real estate
Land	$21,236,021	$2,032,016	(b)	$23,268,037
Building and site improvements	64,800,757	2,811,317	(b)	67,612,074
Acquired tenant improvements	2,072,205	308,715	(b)	2,380,920
Acquired lease intangible assets	9,927,046	574,710	(b)	10,501,756
Less: accumulated depreciation and amortization	(9,900,184)	(289,138)		(10,189,322)
Net real estate investments	$88,135,845	$5,437,620		$93,573,465
Cash and cash equivalents	2,553,234			2,553,234
Restricted cash	34,500	-		34,500
Deferred rent asset	392,795	-		392,795
Prepaid expenses	367,331	13,382	(c)	380,713
Prepaid guaranty fees - related party	96,360	-		96,360
Accounts receivable	266,834	-		266,834
Escrow deposits and other assets	775,351	-		775,351
Held for sale assets	5,750,250	-		5,750,250
Right of use asset, net	6,121,340	-		6,121,340
Total Assets	$104,493,840	$5,451,002		$109,944,842

Liabilities and Equity
Liabilities
Accounts payable	$328,725	$-		$328,725
Accrued expenses	862,986	57,606		920,592
Accrued expense - related party	683,347	-		683,347
Acquired lease intangible liabilities, net	948,290	112,376	(b)	1,060,666
Insurance payable	260,182	-		260,182
Deferred rent liability	180,168	-		180,168
Lease liability, net	6,439,175	-		6,439,175
Other payable - related party	904,920	-		904,920
Loan payable - related party	5,500,000	-		5,500,000
Mortgage loans, net of unamortized debt discount of $1,230,802 and $1,326,362 at June 30, 2024 and December 31, 2023, respectively, and debt issuance costs	56,273,271	2,495,000	(b)	58,768,271
Derivative liabilities	119,029	-		119,029
Total liabilities	$72,500,093	$2,664,982		$75,165,075

Redeemable Non-Controlling Interests	$22,527,046	$3,080,000	(d)	$25,607,046

Preferred Stock - Series A Redeemable Preferred stock, net,
$0.01 par value, 2,400,000 shares authorized, no shares issued or outstanding as of June 30, 2024 and 2,400,000 shares issued and outstanding at December 31, 2023 with liquidation preferences of $5 per share	$-	$-		$-

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,419,855 and 2,620,707 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	54,232	-		54,232
Additional paid-in capital	29,034,608	-		29,034,608
Accumulated deficit	(20,015,000)	(293,980)		(20,308,980)
Total Generation Income Properties, Inc. Stockholders' Equity	$9,073,840	$(293,980)		$8,779,860

Non-Controlling Interest	$392,861	$-		$392,861
Total equity	$9,466,701	$(293,980)		$9,172,721

Total Liabilities and Equity	$104,493,840	$5,451,002		$109,944,842

(a) Historical unaudited financial information obtained from the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

(b) The Company records the assets acquired and liabilities assumed related to the acquisition at fair value in accordance with Accounting Standards Codification Section 805, Business Combinations (as disclosed in the Company’s Annual Report on Form 10-K), as if the acquisition was completed on January 1, 2024. The Properties qualified as asset acquisitions.

(c) Reflects impact of closing costs and prorations.

(d) $3.08 million preferred equity units issued to JCWC.

Generation Income Properties Inc.

Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2024

	Historical	Pro Forma Adjustments		Pro Forma
	(unaudited) (a)	(unaudited) (b)		(unaudited)
Revenue
Rental income	$4,523,112	$273,592	(c)	$4,796,704
Other income	169,296	-		169,296
Total revenue	$4,692,408	$273,592		$4,966,000

Expenses
General and administrative expense	$1,054,453	$-		$1,054,453
Building expenses	1,338,294	70,857		1,409,151
Depreciation and amortization	2,406,837	144,569	(d)	2,551,406
Interest expense, net	2,043,881	78,468	(e)	2,122,349
Compensation costs	520,206	-		520,206
Total expenses	$7,363,671	$293,893		$7,657,564
Operating (loss) income	(2,671,263)	(20,301)		(2,691,564)
Other expense	-	-		-
Gain on derivative valuation, net	425,546	-		425,546
Dead deal expense	(35,873)	-		(35,873)
Loss on held for sale asset valuation	(1,058,994)	-		(1,058,994)
Net (loss) income	$(3,340,584)	$(20,301)		$(3,360,885)
Less: Net income attributable to non-controlling interests	1,746,358	130,900	(f)	1,877,258
Net loss attributable to Generation Income Properties, Inc.	$(5,086,942)	$(151,201)		$(5,238,143)
Less: Preferred stock dividends	95,000	-		95,000
Net loss attributable to common shareholders	$(5,181,942)	$(151,201)		$(5,333,143)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	4,923,004	-		4,923,004

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.05)	n/a		$(1.08)

(a) Historical unaudited financial information obtained from the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

(b) Reflects operating results attributable to the Ames Property for the six months ended June 30, 2024.

(c) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization over the lives of the related leases as an adjustment to rental revenue.

(d) Reflects depreciation and amortization expense on the Ames Property during the six months ended June 30, 2024. The Company records depreciation and amortization on a straight-line basis over the estimated useful lives.

(e) Reflects the pro forma interest expense for the six months ended June 30, 2024.

(f) The $3.08 million preferred equity units used to finance the Ames Property pay an annual rate of 8.5% to JCWC.

Generation Income Properties Inc.

Pro Forma Consolidated Statements of Operations

For the Twelve Months Ended December 31, 2023

	Historical	Pro Forma Adjustments		Pro Forma
	(audited) (a)	(unaudited) (b)		(unaudited)
Revenue
Rental income	$7,593,564	$535,419	(c)	$8,128,983
Other income	39,036	-		39,036
Total revenue	$7,632,600	$535,419		$8,168,019

Expenses
General and administrative expense	$1,734,134	$-		$1,734,134
Building expenses	1,699,200	129,949		1,829,149
Depreciation and amortization	3,538,569	289,138	(d)	3,827,707
Interest expense, net	2,744,406	156,936	(e)	2,901,342
Compensation costs	1,372,539	-		1,372,539
Total expenses	$11,088,848	$576,023		$11,664,871
Operating (loss) income	(3,456,248)	(40,604)		(3,496,852)
Other expense	(506,639)	-		(506,639)
Loss on derivative valuation, net	(401,782)	-		(401,782)
Income on investment in tenancy-in-common	32,773	-		32,773
Dead deal expense	(109,569)	-		(109,569)
Net (loss) income	$(4,441,465)	$(40,604)		$(4,482,069)
Less: Net income attributable to non-controlling interests	1,275,797	261,800	(f)	1,537,597
Net loss attributable to Generation Income Properties, Inc.	$(5,717,262)	$(302,404)		$(6,019,666)
Less: Preferred stock dividends	475,000	-		475,000
Net loss attributable to common shareholders	$(6,192,262)	$(302,404)		$(6,494,666)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	2,520,437	-		2,520,437

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(2.46)	n/a		$(2.58)

(a) Historical financial information obtained from the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

(b) Reflects operating results attributable to the Ames Property for the twelve months ended December 31, 2023.

(c) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization over the lives of the related leases as an adjustment to rental revenue.

(d) Reflects depreciation and amortization expense on the Ames Property during the twelve months ended December 31, 2023. The Company records depreciation and amortization on a straight-line basis over the estimated useful lives.

(e) Reflects the pro forma interest expense for the twelve months ended December 31, 2023.

(f) The $3.08 million preferred equity units used to finance the Ames Property pay an annual rate of 8.5% to JCWC.